Exhibit 99.1

LEISURE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

[        ], 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement, dated [   ] , 2021, in connection with the Special Meeting to be held on [       ], 2021 at [     ] a.m., local time, at the Company’s offices at 250 West 57th Street, Suite 415, New York, New York 10107, and hereby appoints A. Lorne Weil and Daniel B. Silvers and George Peng, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of Leisure Acquisition Corp. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [      ], 2021: The Notice of Special Meeting and Proxy Statement are available through the Investors link of the Company’s website at www.leisureacq.com.

(Continued and to be signed on the reverse side)

Proposal	FOR	AGAINST	ABSTAIN
Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve the business combination described in this proxy statement/prospectus, including (a) approving the Agreement and Plan of Merger, dated as of January 31, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time, the "*Merger Agreement*") by and among Leisure Acquisition Corporation, a Delaware corporation ("LACQ"), EB Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LACQ and Ensysce Biosciences, Inc. a Delaware corporation ("*Ensysce*"), a copy of which is attached to the proxy statement/prospectus as **Annex A**, which provides for, among other things, and subject to the terms and conditions therein, a business combination between Ensysce and LACQ pursuant to the merger of Merger Sub with and into Ensysce, with Ensysce continuing as the surviving entity (the "*Merger*" and, together with the other transactions contemplated by the Merger Agreement, the "*Transactions*") and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the proxy statement/prospectus.	☐	☐	☐
Proposal No. 2 —The Charter Proposal — To consider and vote upon a proposal to approve and adopt the third amended and restated certificate of incorporation of LACQ in the form attached to the proxy statement/prospectus as **Annex B**.	☐	☐	☐
Proposal No. 3 — The Governance Proposal — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the third amended and restated certificate of incorporation, presented separately in accordance with the U.S. Securities and Exchange Commission requirements.	☐	☐	☐
Proposal No. 4 — The Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt the 2021 Omnibus Incentive Plan, in the form attached to the accompanying proxy statement/prospectus as **Annex C** (the "*Incentive Plan*"), and the material terms thereunder, including the authorization of the initial share reserve thereunder.	☐	☐	☐

Proposal	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Proposal No. 5 — The Director Election Proposal — To consider and vote upon a proposal to elect seven (7) directors to the Board following the consummation of the Transactions to serve as Class I, Class II or Class III directors, as provided below, until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.	☐	☐	☐

Class I directors	Andrew Benton
Class I directors	William Chang
Class II directors	Bob Gower
Class II directors	Curtis Rosebraugh
Class III directors	Lynn Kirkpatrick
Class III directors	Adam Levin
Class III directors	Steve R. Martin

* Instruction: To withhold authority to vote for any individual nominee, mark the "For all Except" box above and write that nominee's name on the line provided below.

Proposal	FOR	AGAINST	ABSTAIN
Proposal No. 6 — The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Rules 5635(a), (b) and (d), the issuance of more than 20% of LACQ's issued and outstanding shares of common stock in connection with the Transactions, including, without limitation, the issuance of shares of LACQ common stock as merger consideration (which may constitute a change of control under the Nasdaq Rules).	☐	☐	☐
Proposal No. 7 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal.	☐	☐	☐

Date:____________________________, 2021

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Shareholder's Signature

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Shareholder's Signature (if held jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY.